Exhibit 4.36

EXECUTION VERSION

SUBSCRIPTION AGREEMENT

DATED 6 FEBRUARY 2014

LUXOTTICA GROUP S.p.A.

Issue of €500,000,000 2.625 per cent. Fixed Rate Notes due 10 February 2024 unconditionally and irrevocably guaranteed by

Luxottica U.S. Holdings Corp.

and Luxottica S.r.l.

under the €2,000,000,000

EURO MEDIUM TERM NOTE PROGRAMME

SUBSCRIPTION AGREEMENT

LUXOTTICA GROUP S.p.A.

Issue of €500,000,000 2.625 per cent. Fixed Rate Notes due 10 February 2024 unconditionally and irrevocably guaranteed by

Luxottica U.S. Holdings Corp.

and Luxottica S.r.l.

under the €2,000,000,000

Euro Medium Term Note Programme

6 February 2014

To:                          Banca IMI S.p.A.

BNP Paribas

Crédit Agricole Corporate and Investment Bank

Deutsche Bank AG, London Branch

UniCredit Bank AG

(the Joint Lead Managers)

c/o:                        UniCredit Bank AG

Arabellastrasse 12

81925 Munich

Germany

(UniCredit)

cc:                              BNP Paribas Trust Corporation UK Limited (the Trustee)

BNP Paribas Securities Services, Luxembourg Branch (the Principal Paying Agent)

Dear Sirs,

Luxottica Group S.p.A. (the Issuer) proposes to issue €500,000,000 2.625 per cent. Fixed Rate Notes due 10 February 2024 (the Notes) under the €2,000,000,000 Euro Medium Term Note Programme established by it.  The Notes will be unconditionally and irrevocably guaranteed by Luxottica U.S. Holdings Corp. and Luxottica S.r.l. (each a Guarantor and together, the Guarantors). The terms of the issue shall be as set out in the form of Final Terms attached to this Agreement as Annex 1.

This Agreement is supplemental to the Programme Agreement (the Programme Agreement) dated 10 May 2013 made between the Issuer, the Guarantors and the Dealers party thereto. All terms with initial capitals used herein without definition have the meanings given to them in the Programme Agreement.

We wish to record the arrangements agreed between us in relation to the issue of the Notes:

1.                                    Subject to the terms and conditions of the Programme Agreement and this Agreement the Issuer agrees to issue the Notes and the Joint Lead Managers jointly and severally agree to subscribe or procure subscribers for the Notes at a price of 98.931 per cent. of the principal amount of the Notes

(the Purchase Price), being the issue price of 99.281 per cent. (the Issue Price) less a combined management and underwriting commission of 0.35 per cent. of such principal amount.

2.                                    The settlement procedures set out in Part 2 of Annex 1 to the Procedures Memorandum shall apply as if set out in this Agreement provided that, for the purposes of this Agreement:

(a)                               the sum payable on the Issue Date shall represent the Purchase Price;

(b)                              Issue Date means 10.00 a.m. (Milan time) on 10 February 2014 or such other time and/or date as the Issuer and the Joint Lead Managers may agree; and

(c)                               Payment Instruction Date means the Issue Date unless there is to be a pre-closing for the issue in which case it means the business day (being a day on which banks and foreign exchange markets are open for general business in London and Milan) prior to the Issue Date.

3.                                    The Issuer will be responsible for all of its own expenses, including (without limitation) all fees and expenses of its own legal advisers and auditors, and all of the upfront and ongoing expenses in connection with the issuance of the Notes, including printing costs of the Notes, if any, rating agency fees, listing fees, the fees and expenses of the Trustee, the Principal Paying Agent, the Listing Agent, all agents and all roadshow and other publicity costs.

The Issuer undertakes to pay to the Joint Lead Managers a combined management and underwriting commission of 0.35 per cent. of the principal amount of the Notes that will be deducted from the Issue Price.

In addition, the Issuer will be responsible for, and (to the extent payments are made by the Joint Lead Managers) shall reimburse the Joint Lead Managers at such times as they shall request for, the fees and expenses of the Joint Lead Managers legal advisers.

4.                                    The obligation of the Joint Lead Managers to purchase the Notes is conditional upon:

(a)                               the conditions set out in subclause 3.2 (other than that set out in subclause 3.2(f)) of the Programme Agreement being satisfied as of the Payment Instruction Date (on the basis that the references therein to relevant Dealer shall be construed as references to the relevant Joint Lead Manager) and without prejudice to the aforesaid, the Base Prospectus dated 10 May 2013, as supplemented by the supplements dated 5 August 2013 and 28 January 2014, containing all material information relating to the assets and liabilities, financial position and profits and losses of the Issuer and the Guarantors and nothing having happened or being expected to happen which would require the Base Prospectus, as so supplemented, to be further supplemented or updated; and

(b)                              the delivery to the Joint Lead Managers on the Payment Instruction Date of:

(i)                                  legal opinions addressed to the Joint Lead Managers and the Trustee dated the Payment Instruction Date in such form and with such contents as the Joint Lead Managers may reasonably require from Clifford Chance Studio Legale Associato, the legal advisers to the Issuer and Luxottica S.r.l. as to Italian law, from Winston & Strawn LLP, the legal advisers to Luxottica U.S. Holdings Corp. as to U.S. law and from Allen & Overy LLP, the legal advisers to the Joint Lead Managers as to English and Italian law;

(ii)                              a certificate dated the Payment Instruction Date signed by a duly authorised officer of the Issuer and  certificates dated the Payment Instruction Date signed by the duly authorised officers of the respective Guarantors giving confirmation to the effect stated in subclause 4(a); and

(iii)                          a comfort letter dated the Payment Instruction Date from the independent auditors of each of the Issuer and the Guarantors, in such form and with such content as the Joint Lead Managers may reasonably request.

If any of the foregoing conditions is not satisfied on or before the Payment Instruction Date, this Agreement shall terminate on that date and the parties to this Agreement shall be under no further liability arising out of this Agreement (except for any liability of the Issuer or, failing the Issuer, the Guarantors in relation to expenses as provided  in clause 3 and except for any liability arising before or in relation to termination), provided that the Joint Lead Managers, may in their discretion waive any of the aforesaid conditions (other than the condition precedent contained in subclause 3.2(c) of the Programme Agreement) or any part of them.

5.                                    The Joint Lead Managers, may, by notice to the Issuer and the Guarantors, terminate this Agreement at any time prior to payment of the net purchase money to the Issuer if in the opinion of the Joint Lead Managers there shall have been such a change, whether or not foreseeable at the date of this Agreement, in national or international financial, political or economic conditions or currency exchange rates or exchange controls as would in its view be likely to prejudice materially the success of the offering and distribution of the Notes or dealings in the Notes in the secondary market and, upon notice being given, the parties to this Agreement shall (except for any liability of the Issuer or, failing the Issuer, the Guarantors in relation to expenses as provided in clause 3 of this Agreement and except for any liability arising before or in relation to termination) be released and discharged from their respective obligations under this Agreement.

A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Agreement, but this does not affect any right or remedy of a third party which exists or is available apart from that Act.

6.                                    Clause 21 (Governing Law and Submission to Jurisdiction) of the Programme Agreement shall also apply to this Agreement as if expressly incorporated herein.

7.                                    Each Joint Lead Manager agrees to the terms of Version 1 of the ICMA (formerly IPMA) Agreement Among Managers. For the purposes of this clause 7 only (and without prejudice to the joint and several nature of the underwriting commitments of the Joint Lead Managers as set out in clause 1) the Joint Lead Managers’ underwriting commitments for the purposes of the Agreement Among Managers are set out in Annex 2 (Commitments).

8.                                    This Agreement may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

Please confirm that this letter correctly sets out the arrangements agreed between us.

Yours faithfully,

For:	LUXOTTICA GROUP S.p.A.

By:	/s/ Marco Bigatti

For:	LUXOTTICA U.S. HOLDINGS CORP.

By:	/s/ Marco Bigatti

For:	LUXOTTICA S.r.l.

By:	/s/ Marco Bigatti

We confirm that this letter correctly sets out the arrangements agreed between us.

For:	UNICREDIT BANK AG

By:	/s/ Andrea Rozzi	By:	/s/ Marco Daina

For:	BANCA IMI S.P.A.

BNP PARIBAS

CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK

DEUTSCHE BANK AG, LONDON BRANCH

By:	/s/ Andrea Rozzi	By:	/s/ Marco Daina

ANNEX 1

FINAL TERMS

6 February 2014

Luxottica Group S.p.A.

Issue of €500,000,000 2.625 per cent. Fixed Rate Notes due 10 February 2024 unconditionally and irrevocably guaranteed by

Luxottica U.S. Holdings Corp.

and Luxottica S.r.l.

under the €2,000,000,000

Euro Medium Term Note Programme

PART A – CONTRACTUAL TERMS

Terms used herein shall be deemed to be defined as such for the purposes of the Conditions set forth in the Base Prospectus dated 10 May 2013 and the supplements to it dated 5 August 2013 and 28 January 2014, which together constitute a base prospectus for the purposes of the Prospectus Directive (the Base Prospectus).  This document constitutes the Final Terms of the Notes described herein for the purposes of Article 5.4 of the Prospectus Directive and must be read in conjunction with the Base Prospectus.  Full information on the Issuer, the Guarantors and the offer of the Notes is only available on the basis of the combination of these Final Terms and the Base Prospectus.  The Base Prospectus has been published on the website of the Issuer (www.luxottica.com). The Base Prospectus and, in the case of Notes admitted to trading on the regulated market of the Luxembourg Stock Exchange, the Final Terms will also be published on the website of the Luxembourg Stock Exchange (www.bourse.lu).

1.	(a)	Series Number:	1

	(b)	Tranche Number:	1

	(c)	Date on which the Notes will be consolidated and form a single Series:	Not Applicable

2.	Specified Currency or Currencies:		Euro

3.	Aggregate Nominal Amount:

	(a)	Series:	€500,000,000

	(b)	Tranche:	€500,000,000

4.	Issue Price:		99.281 per cent. of the Aggregate Nominal Amount

5.	(a)	Specified Denominations:	€100,000 and integral multiples of €1,000 in excess thereof up to and including €199,000. No Notes in definitive form will be issued with a denomination above €199,000

	(b) Calculation Amount:	€1,000

6.	(a) Issue Date:	10 February 2014

	(b) Interest Commencement Date:	Issue Date

7.	Maturity Date:	10 February 2024

8.	Interest Basis:	2.625 per cent. Fixed Rate (further particulars specified below)

9.	Redemption Basis:	Subject to any purchase and cancellation or early redemption, the Notes will be redeemed on the Maturity Date at 100 per cent. of their nominal amount

10.	Change of Interest Basis:	Not Applicable

11.	Put/Call Options:	Change of Control Put (further particulars specified below)

12.	Date Board approval for issuance of Notes and Guarantee obtained:	25 July 2013 for the issue of the Notes and 29 April 2013 and 31 January 2014 for the Guarantee of Luxottica S.r.l. and Luxottica U.S. Holdings Corp., respectively

PROVISIONS RELATING TO INTEREST (IF ANY) PAYABLE

13.	Fixed Rate Note Provisions		Applicable

	(a)	Rate(s) of Interest:	2.625 per cent. per annum payable in arrear on each Interest Payment Date

	(b)	Interest Payment Date(s):	10 February in each year from and including 10 February 2015 up to and including the Maturity Date

	(c)	Fixed Coupon Amount(s): (Applicable to Notes in definitive form.)	€26.50 per Calculation Amount

	(d)	Broken Amount(s): (Applicable to Notes in definitive form.)	Not Applicable

	(e)	Day Count Fraction:	Actual/Actual (ICMA) (unadjusted)

	(f) Determination Date(s):	10 February in each year

14.	Floating Rate Note Provisions:	Not Applicable

15.	Zero Coupon Note Provisions:	Not Applicable

PROVISIONS RELATING TO REDEMPTION

16.	Notice periods for Condition 6.2 (Redemption for tax reasons):	Minimum period: 5 days Maximum period: 90 days

17.	Issuer Call:	Not Applicable

18.	Investor Put:	Not Applicable

19.	Change of Control Put:	Applicable

	(a) Optional Redemption Amount:	€1,000 per Calculation Amount

	(b) Notice periods:	Minimum period: 15 days Maximum period: 20 Business Days

20.	Final Redemption Amount:	€1,000 per Calculation Amount

21.	Early Redemption Amount payable on redemption for taxation reasons or on event of default:	€1,000 per Calculation Amount

GENERAL PROVISIONS APPLICABLE TO THE NOTES

22.	Form of Notes:

	(a) Form:	Temporary Global Note exchangeable for a Permanent Global Note which is exchangeable for Definitive Notes only upon an Exchange Event

	(b) New Global Note:	Yes

23.	Additional Financial Centre(s):	Not Applicable

24.	Talons for future Coupons to be attached to Definitive Notes:	No

Signed on behalf of Luxottica Group S.p.A.:		Signed on behalf of Luxottica U.S. Holdings Corp.:

By:		By:

Duly authorised	Duly authorised

Signed on behalf of Luxottica S.r.l.:

By:

Duly authorised

PART B – OTHER INFORMATION

1.	LISTING AND ADMISSION TO TRADING

	(i)	Listing and Admission to trading:

Application has been made by the Issuer (or on its behalf) for the Notes to be admitted to trading on the Luxembourg Stock Exchange’s regulated market and listing on the Official List of the Luxembourg Stock Exchange with effect from 10 February 2014.

	(ii)	Estimate of total expenses related to admission to trading:	€5,750

2.	RATINGS

	Ratings:		The Notes to be issued have been rated:

A- by Standard & Poor’s Credit Market Services France SAS.

Standard & Poor is established in the Standard & Poor’s Credit Market Services France SAS European Union and is registered under Regulation (EC) No. 1060/2009 (as amended) (the CRA Regulation).

3.	INTERESTS OF NATURAL AND LEGAL PERSONS INVOLVED IN THE ISSUE

Save for any fees payable to the Joint Lead Managers, so far as the Issuer is aware, no person involved in the issue of the Notes has an interest material to the offer.  The Joint Lead Managers and their affiliates have engaged, and may in the future engage, in investment banking and/or commercial banking transactions with, and may perform other services for, the Issuer and the Guarantors and their affiliates in the ordinary course of business.

4.	YIELD (Fixed Rate Notes only)

	Indication of yield:		2.708 per cent. per annum

5.	OPERATIONAL INFORMATION

	(i)	ISIN Code:	XS1030851791

	(ii)	Common Code:	103085179

	(iii)	Any clearing system(s) other than Euroclear Bank S.A./N.V. and Clearstream Banking, société anonyme and the relevant identification number(s):	Not Applicable

	(iv)	Delivery:	Delivery against payment

(v)	Names and addresses of additional Paying Agent(s) (if any):	Not Applicable

(vi)	Intended to be held in a manner which would allow Eurosystem eligibility:

Yes. Note that the designation “yes” simply means that the Notes are intended upon issue to be deposited with one of the ICSDs as common safekeeper and does not necessarily mean that the Notes will be recognised as eligible collateral for Eurosystem monetary policy and intra day credit operations by the Eurosystem either upon issue or at any or all times during their life. Such recognition will depend upon the ECB being satisfied that Eurosystem eligibility criteria have been met.

6.	DISTRIBUTION

	(i)	Method of distribution:	Syndicated

	(ii)	If syndicated, names of Joint Lead Managers:	Banca IMI S.p.A. BNP Paribas Crédit Agricole Corporate and Investment Bank Deutsche Bank AG, London Branch UniCredit Bank AG

	(iii)	Date of Subscription Agreement:	6 February 2014

	(iv)	Stabilising Manager(s) (if any):	UniCredit Bank AG

	(v)	If non-syndicated, name of relevant Dealer:	Not Applicable

	(vi)	U.S. Selling Restrictions:	Reg. S Compliance Category 2; TEFRA D

ANNEX 2

TO THE SUBSCRIPTION AGREEMENT

Commitments

Joint Lead Manager	Commitment

Banca IMI S.p.A.	€100,000,000

BNP Paribas	€100,000,000

Crédit Agricole Corporate and Investment Bank	€100,000,000

Deutsche Bank AG, London Branch	€100,000,000

UniCredit Bank AG	€100,000,000

TOTAL	€500,000,000